EXHIBIT 23.2



                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We consent to the use in the incorporation by reference in the Registration Statement (Form S-8) pertaining to 250,000 shares of common stock of PHAZAR CORP issuable pursuant to the PHAZAR CORP 2006 Incentive Stock Option Plan, of our report dated July 28, 2006, with respect to the consolidated financial statements of PHAZAR CORP included in the Annual Report (Form 10-KSB) for the year ended May 31, 2006

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
December 20, 2006
































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